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                                                                  EXHIBIT 23.1


     We consent to the reference of our firm under the captions "Selected Historical Financial Data" and "Experts" and to the use of our report dated January 28, 2000 with respect to the financial statements of ServiceWare Technologies, Inc. and to the use of our report dated March 30, 2000 with respect to the financial statements of Molloy Group, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 #333-33818) and related Prospectus of ServiceWare Technologies, Inc. for the registration of its common stock.


ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

May 18, 2000